SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): ___July 25, 2003__

                   American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                              000-20685             88-0344658
(State or other jurisdiction            (Commission            (I.R.S. Employer
of incorporation)                 File Number)            Identification No.)

   675 Grier Drive, Las Vegas, Nevada                  89119
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:   (702) 735-0101

Item 1. Changes In Control Of Registrant

None

Item 2. Acquisition Or Disposition Of Assets

None

Item 3. Bankruptcy Or Receivership

On July 25, 2003, American Wagering, Inc. (the “Registrant”) and its wholly owned subsidiary Leroy’s Horse & Sports Place, Inc. (“Leroy’s”) (collectively, the “Debtors”), filed voluntary petitions for relief (the “petitions”) under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Nevada, Northern Division, in Reno, Nevada (the "Bankruptcy Court"), In re: American Wagering, Inc., et. al. , Case Nos. 03-52529 GWZ and 03-52530 GWZ. The petitions do not cover any of the Registrant’s other wholly owned subsidiaries. The Debtors will continue to operate their business as "debtors-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Debtors are also in the process of filing an adversary proceeding seeking to subordinate the claim of Michael Racusin (“Racusin”) pursuant to 11 U.S.C. §510(b). The claim arises out of a judgment entered in favor of Racusin against the Debtors in the current amount of approximately $1,350,000 (after offsets for amounts previously paid to Racusin) for breach of contract to issue Racusin common stock of the Registrant.

Item 4. Changes In Registrant's Certifying Accountant

None

Item 5. Other Events and Regulation FD Disclosure

None

Item 6. Resignations Of Directors And Executive Officers

None

Item 7. Financial Statements & Exhibits

(a)         Financial statements

None

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(b) Exhibits.

Exhibit No.     Description
99.1      Press Release issued July 25, 2003

Item 8. Change In Fiscal Year

None

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on form 8K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2003.

AMERICAN WAGERING, INC.

                    /s/ Timothy F. Lockinger
By:
Name: Timothy F. Lockinger
Title: Chief Financial Officer
Principal Accounting Officer

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